Exhibit 10.1

Eversheds Sutherland One Earlsfort Centre Earlsfort Terrace Dublin 2 Ireland T: +353 1 6644 200 F: +353 1 6644 300 DX 146 Dublin W: Eversheds-Sutherland.ie

9th September, 2019

NORMAN CARROLL, PHILIP NAUGHTON AND FRANCES HEMERYCK (TRADING AS THE SANDYFORD BUSINESS CO-OWNERSHIP)

EXAXE LIMITED

DEED OF VARIATION

THIS DEED OF VARIATION OF LEASE made the 9th day of September 2019

BETWEEN

1.	NORMAN CARROLL, PHILIP NAUGHTON AND FRANCES HEMERYCK (TRADING AS THE SANDYFORD BUSINESS CO-OWNERSHIP) c/o 5A Sandyford Business Centre, Dublin 18 (the “Landlord” which expression shall where the context so admits or requires include its successor and assigns); and

2.	EXAXE LIMITED (Company Registration Number 222246) having its registered office at Sandyford Business Centre, Sandyford, Dublin 18 (the “Tenant” which expression shall where the context so admits or requires include its successors and permitted assigns).

RECITALS:

A.	By lease dated 14 October 2004 between (1) Norman Carroll, Philip Naughton and Luc Hemeryck (trading as the Sandyford Business Co-ownership) and (2) Exaxe Consulting Limited (the “Lease”, which expression shall unless the context otherwise requires include any deed or document supplemental to the said lease) the premises comprised in and demised by the Lease and briefly described in the schedule to this deed (the “Premises”) were demised to Exaxe Consulting Limited for the Term.

B.	Pursuant to a Deed of Assignment dated 06 December 2017 between (1) Exaxe Consulting Limited and (2) The Lessee, the interest of Exaxe Consulting Limited in the Lease was assigned to the Lessee for the consideration therein set out.

C.	Pursuant to a Deed of Variation dated 20 March 2019 between (1) The Landlord and (2) The Tenant certain terms of the Lease were varied.

D.	The interest of Luc Hemeryck in the Lease was vested in Frances Hemeryck in or around 07 March 2012.

E.	The reversion immediately expectant on the termination of the Lease is now vested in the Landlord and the term of years created by the Lease is now vested in the Tenant.

F.	The Landlord and the Tenant have agreed to vary certain terms of the Lease in the manner appearing in this deed.

OPERATIVE PROVISIONS

IT IS AGREED AS FOLLOWS:

1	Interpretation

1.1	Save where the context otherwise requires, capitalised terms not defined in this deed shall have the same meanings as assigned to them in the Lease.

1.2	In this deed:

1.2.1	the clause headings do not affect its interpretation;

1.2.2	unless otherwise indicated, references to clauses and schedules are to clauses of and schedules to this deed and references in a schedule to a paragraph are to a paragraph of that schedule;

1.2.3	unless the context otherwise requires, any reference to the masculine gender shall include reference to the feminine gender and vice versa; any reference to neuter gender shall include the masculine and feminine genders and vice versa; reference to the singular shall include reference to the plural and vice versa; and words importing persons shall include firms, companies and corporations and vice versa;

1.2.4	any reference to “including” means “including, without limitation” and references to “includes” and “included” shall be construed accordingly;

1.2.5	references to any legislation or regulation shall include any amendment modification replacement or re-enactment of any such legislation or regulation for the time being in force and references to any statute (whether to a specific statute or generally to any statutes) or legislation includes every statutory instrument subordinate legislation order direction regulation code of practice permission certificate licence consent condition and matter now or any time made or issued under any statute or legislation;

1.2.6	if any provision of this deed is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remainder of this deed shall be unaffected; and

1.2.7	the recitals to this deed shall be deemed to be part of this deed.

1.3	This deed is supplemental to the Lease.

2	variations to lease

2.1	In consideration of the sum of €1 (one euro) (paid by the Tenant to the Landlord the receipt and sufficiency of which is hereby acknowledged) it is hereby agreed and declared by the Landlord and the Tenant that the Lease shall be amended to read as follows with effect from the date of this deed:

2.1.1	The term of the Lease shall now expire on 30 September 2024.

2.1.2	The rent payable under the Lease from 01 October 2019 to 30 September 2024 shall be the sum of €106,000.00 (One hundred and six thousand euro) per annum.

3	General

3.1	Save as varied by this deed each of the Landlord and the Tenant confirms the covenants and conditions contained in the Lease and confirms that the Lease shall continue in full force and effect in all other respects.

3.2	It is acknowledged and agreed by and between the Landlord and the Tenant that this deed constitutes a variation of certain provisions of the Lease only and that this deed is not intended to be and shall not be deemed to be or be treated as a surrender and/or re-grant of the Lease and shall not constitute a new lease or agreement for lease as contemplated by section 132 of the Land and Conveyancing Law Reform Act, 2009 or otherwise.

3.3	This deed may be executed in separate counterparts by each of the Landlord and the Tenant. Notwithstanding that the Landlord and the Tenant may execute separate counterparts, this deed shall bind the Landlord and the Tenant to it as if each had executed a single deed.

3.4	The provisions of this deed shall be governed by and construed in accordance with the laws of Ireland.

3.5	It is hereby certified for the purposes of Section 238 of the Companies Act, 2014 that:

3.5.1	the Landlord and the Tenant are not bodies corporate connected with one another in the manner which would require this Lease to be ratified by resolution of any of the parties to this Deed.

3.5.2	the Landlord is not body corporate connected with another body corporate in the manner which would require this Lease to be ratified by resolution of either the Landlord or the Tenant.

SCHEDULE

ALL THAT AND THOSE the premises known as Unit 5A, Sandyford Business Centre, Sandyford Industrial Estate, Blackthorn Road, Dublin 18 being part of the land of Murphystown situate in the barony of Rathdown County of Dublin shown edged red on the plan annexed to the Lease forming part of the lands comprised in folio 100506L of the Register County of Dublin.

SIGNED AND DELIVERED as a deed
by the NORMAN CARROLL
in the presence of:	/s/ Norman Carroll
NORMAN CARROLL

/s/ Donna Smeltz
(witness name)

32 Hughey Lane, Hillsborough, NJ
(witness address)

Exec Asst.
(witness occupation)

SIGNED AND DELIVERED as a deed
by the PHILIP NAUGHTON
in the presence of:	/s/ Philip Naughton
PHILIP NAUGHTON

/s/ Donna Smeltz
(witness name)

32 Hughey Lane, Hillsborough, NJ
(witness address)

Exec Asst.
(witness occupation)

SIGNED AND DELIVERED as a deed
by the FRANCES HEMERYCK
in the presence of:	/s/ Francis Hemeryck
FRANCES HEMERYCK

/s/ Thomas Murray
(witness name)

17 St. Peter’s Crescent, Walkinstown, Dublin
(witness address)

Data Protection Officer
(witness occupation)

GIVEN under the Common Seal	/s/ Adam Elster
of the EXAXE LIMITED	(Director)
and DELIVERED as a DEED:

/s/ Edward Ossie
(Director/Secretary)

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